UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2021

Avangrid, Inc.

(Exact name of registrant as specified in its charter)

New York	001-37660	14-1798693
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

180 Marsh Hill Road Orange, Connecticut	06477
(Address of principal executive offices)	(Zip Code)

(207) 629-1200

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AGR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Definitive Material Agreement.

On May 12, 2021, Avangrid, Inc. (the “Company”) entered into a share purchase agreement (the “Hyde Purchase Agreement”) with Hyde Member LLC (“Hyde”), a Delaware limited liability company and a wholly owned subsidiary of Qatar Investment Authority, pursuant to which Hyde will purchase from the Company in a private placement (the “Hyde Private Placement”) $740,000,000 of the Company’s common stock (the “Hyde Placement Shares”), par value $0.01 per share (the “Common Stock”), at the purchase price of $51.40 per share (which is the closing price of the shares of the Common Stock on the New York Stock Exchange as of May 11, 2021) (the “Purchase Price”). Also on May 12, 2021, the Company entered into a share purchase agreement (the “Iberdrola Purchase Agreement” and, together with the Hyde Purchase Agreement, the “Purchase Agreements”) with Iberdrola, S.A., the Company’s majority shareholder (“Iberdrola”), pursuant to which Iberdrola will purchase from the Company in a private placement (the “Iberdrola Private Placement” and, together with the Hyde Private Placement, the “Private Placements”) $3,260,000,000 of the Common Stock (the “Iberdrola Placement Shares” and, together with the Hyde Placement Shares, the “Private Placement Shares”) at the Purchase Price. The closings of the Private Placements are expected to occur on May 18, 2021 (the “Closing Date”). The Company has granted Iberdrola and Hyde indemnification rights with respect to their representations, warranties and covenants under the Purchase Agreements.

Pursuant to the Hyde Purchase Agreement, the Company and Hyde agreed to enter into a registration rights agreement within thirty days from the Closing Date, the terms and conditions of which to be negotiated in good faith by the parties thereto and as are reasonable and customary for agreements of this type.

The Private Placements are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and in reliance on similar exemptions under applicable state laws. Each of Iberdrola and Hyde represented that it is acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The Private Placement Shares were offered without any general solicitation by the Company or its representatives.

The foregoing summary of the Purchase Agreements is qualified in its entirety by reference to the full text of such agreements, copies of which will be filed by the Corporation as an exhibit to its quarterly report on Form 10-Q for the quarterly period ending June 30, 2021.

Cautionary Statement Regarding Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by a reference to a future period or by the use of forward-looking terminology. Forward-looking statements are typically identified by words such as “expect”, “believe”, “foresee”, “anticipate”, “intend”, “estimate”, “goal”, “strategy”, “plan” “target” and “project” or conditional verbs such as “will”, “may”, “should”, “could” or “would” or the negative of these terms, although not all forward-looking statements contain these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. The Company does not undertake any obligation to release publicly revisions to any “forward-looking statement,” including, without limitation, outlook, to reflect events or circumstances after the date of this Current Report on Form 8-K, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws. Investors should not assume that any lack of update to a previously issued “forward-looking statement” constitutes a reaffirmation of that statement. Continued reliance on “forward-looking statements” is at investors’ own risk.

Item 3.02.	Unregistered Sale of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The Private Placement Shares will be issued in a private placement exempt from the registration requirements of the Securities Act, in reliance on the exemption set forth in Section 4(a)(2) of the Securities Act.

Item 8.01.	Other Events.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANGRID, INC.

By:	/s/ Douglas K. Stuver
Name:	Douglas K. Stuver
Title:	Senior Vice President - Chief Financial Officer

Date: May 12, 2021